Exhibit 10.8

AMENDED AND RESTATED ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AMENDED AND RESTATED ASSIGNMENT AND ASSUMPTION AGREEMENT, dated May 28, 2015 (this “Assignment”), is entered into by and among Liberty Broadband Corporation, a Delaware corporation (the “Company”), Liberty Interactive Corporation, a Delaware corporation (“Assignor”), Soroban Master Fund LP, a Cayman Islands exempted limited partnership (“Soroban Master Fund”), and Soroban Opportunities Master Fund LP, a Cayman Islands exempted limited partnership (“Soroban Opportunities Master Fund,” and together with Soroban Master Fund, the “Assignees” and each, an “Assignee”).  Capitalized terms used but not defined herein have the meanings given such terms in the Investment Agreement (as defined below).  This Assignment amends and restates in its entirety that certain Assignment and Assumption Agreement, dated May 25, 2015, by and among the parties hereto.

RECITALS

WHEREAS, the Company, Assignor and the other Purchasers party thereto are parties to that certain Amended and Restated Investment Agreement, dated as of May 28, 2015 (the “Investment Agreement”), a copy of which each Assignee has had the opportunity to review, pursuant to which Assignor will subscribe for and purchase, and the Company will issue and sell to Assignor, subject to the terms and conditions of the Investment Agreement shares of Company Stock for an aggregate purchase price of $2,500,000,000;

WHEREAS, Assignees desire to purchase, and Assignor desires to assign its rights and obligations under the Investment Agreement to purchase, a portion equal to 4% of the LIC Purchased Shares (the “Assignee Purchased Shares”) (for the avoidance of doubt, the Assignees shall purchase an aggregate amount equal to one hundred million dollars ($100,000,000) of the LIC Initial Aggregate Purchase Price) under the Investment Agreement; and

WHEREAS, the portion of the Assignee Purchased Shares to be purchased by each Assignee shall be determined by Assignees in their discretion prior to the Closing.

AGREEMENT

NOW THEREFORE, in consideration of the premises and for the mutual promises contained in this Assignment and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound, the parties hereby agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION

SECTION 1.1                          Assignment and Assumption.  Upon the terms and subject to the conditions set forth herein, from and after the date hereof:

(a)          Assignor assigns its rights, benefits and obligations under the Investment Agreement to purchase (and otherwise with respect to) the Assignee Purchased Shares to Assignees; and

(b)         Each Assignee accepts such assignment of rights and benefits hereof and assumes and agrees to perform all obligations of Assignor under the Investment Agreement to be performed by Assignor with respect to the Assignee Purchased Shares, as if such Assignee had executed and delivered the Investment Agreement;

provided, however, that the allocation of the Assignee Purchased Shares between the Assignees shall be determined by the Assignees in their sole discretion prior to the Closing, in which case the assignment of the rights, benefits and obligations under the Investment Agreement with respect to the Assignee Purchased Shares pursuant to this Section 1.1 shall be to such Assignees in accordance with such allocation (and the rights, benefits and obligations shall be several and not joint as between the Assignees on that basis) (such allocation, the “Assignee Allocation”).  No later than three (3) Business Days prior to the Closing, the Assignees shall deliver the Assignee Allocation to the Company.  Pending the effectiveness of any Assignee Allocation, Soroban Master Fund shall be deemed to have been allocated 77.32% of the Assignee Purchased Shares and the associated rights, benefits and obligations with respect thereto and Soroban Opportunities Master Fund shall be deemed to have been allocated 26.68% of the Assignee Purchased Shares and the associated rights, benefits and obligations with respect thereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

SECTION 2.1                          Representations and Warranties of Assignor.  Assignor hereby represents and warrants to each Assignee and the Company that:

(a)          Assignor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.  Assignor has all requisite corporate power and authority to execute and deliver this Assignment, and to perform its obligations hereunder and to consummate the transactions contemplated hereby and pursuant to the Investment Agreement.  The execution and delivery by Assignor of this Assignment and the consummation by Assignor of the transactions contemplated hereby and by the Investment Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Assignor are necessary to authorize the execution, delivery and performance by Assignor of this Assignment or the consummation by Assignor of the transactions contemplated hereby or by the Investment Agreement.  This Assignment has been duly executed and delivered by Assignor and, assuming due authorization, execution and delivery hereof by each Assignee and the Company, such Assignment constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)         Assignor’s compliance with all of the provisions of this Assignment and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of its or its subsidiaries’ property or assets is subject, (ii) any provisions of Assignor’s organizational documents, (iii) the Investment Agreement, or (iv) any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over it or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iv) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the performance by Assignor of its obligations under this Assignment or the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the consummation by Assignor of the transactions contemplated by this Assignment.

SECTION 2.2                          Representations and Warranties of Assignees.  Each Assignee hereby represents and warrants to Assignor and the Company that:

(a)          Such Assignee has been duly formed and is validly existing and in good standing under the Laws of the jurisdiction of its formation.  Such Assignee has all requisite power and authority to execute and deliver this Assignment, and to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the Investment Agreement.  The execution and delivery by such Assignee of this Assignment and the consummation by such Assignee of the transactions contemplated hereby and by the Investment Agreement have been duly authorized by all necessary action and no other proceedings on the part of such Assignee are necessary to authorize the execution, delivery and performance by such Assignee of this Assignment or the consummation by such Assignee of the transactions contemplated hereby and by the Investment Agreement.  This Assignment has been duly executed and delivered by such Assignee and, assuming due authorization, execution and delivery hereof by the other Assignee, Assignor and the Company, such Assignment constitutes a legal, valid and binding obligation of such Assignee, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)         Such Assignee’s compliance with all of the provisions of this Assignment and the Investment Agreement and the consummation of the transactions contemplated hereby and by the Investment Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of its or its subsidiaries’ property or assets is subject, (ii) any provisions of such Assignee’s organizational documents or (iii) any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over it or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the performance by such Assignee of its obligations under this Assignment, the Investment Agreement or the consummation of the transactions contemplated hereby and by the Investment Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such

Governmental Entity is required for the consummation by such Assignee of the transactions contemplated by this Assignment and by the Investment Agreement.

(c)          None of the information supplied in writing by such Assignee or any of its Affiliates for inclusion in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of any amendments thereof or supplements thereto and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         Such Assignee (i) is an “accredited investor” within the meaning of the Securities Act, (ii) understands that the offer and sale of the Assignee Purchased Shares pursuant to this Assignment and the Investment Agreement is intended to be exempt from the prospectus delivery and registration requirements under the Securities Act and that any transaction advice of a Restricted Book Position (and the related records of Computershare) will bear the legend set forth in Section 4.1 of the Investment Agreement, (iii) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Assignee Purchased Shares, (iv) is acquiring the Assignee Purchased Shares for its own account, for investment and not with a view to the public for resale or distribution thereof in violation of any federal, state or foreign securities law, (v) understands that the Assignee Purchased Shares will be offered and sold in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities Laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities Laws or is exempt from such registration or qualification and (vi) is capable of bearing the economic risk of (A) an investment in the Assignee Purchased Shares and (B) a total loss in respect of such investment.

(e)          Such Assignee will have on the Closing Date sufficient funds to purchase the Assignee Purchased Shares.

SECTION 2.3                          Representations and Warranties of the Company.  The Company hereby represents and warrants to Assignees and Assignor that:

(a)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to execute and deliver this Assignment, and to perform its obligations hereunder and to consummate the transactions contemplated hereby and pursuant to the Investment Agreement.  The execution and delivery by the Company of this Assignment and the consummation by the Company of the transactions contemplated hereby and by the Investment Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Assignment or the consummation by the Company of the transactions contemplated hereby or by the Investment Agreement.  This Assignment has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each

Assignee and Assignor, such Assignment constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)         The compliance by the Company with the terms of this Assignment and the consummation of the transactions contemplated by this Assignment will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) any provisions of the Restated Certificate of Incorporation of the Company or the Bylaws of the Company, (iii) the Investment Agreement or (iv) assuming the accuracy of, and each Assignee’s compliance with, the representations, warranties and agreements of such Assignee herein, any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iv) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the performance by the Company of its obligations under this Assignment or the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the consummation by the Company of the transactions contemplated by this Assignment.

ARTICLE III

COVENANTS

SECTION 3.1                          Acknowledgement.  The parties hereto hereby acknowledge that, from and after the date hereof, as it relates to the Assignee Purchased Shares allocated to each Assignee, each Assignee shall be treated in all respects as if it were a Purchaser for all purposes under the Investment Agreement and the term “Purchaser” in the Investment Agreement will be deemed to include each Assignee, provided, however, that with respect to the demand registration rights granted to Purchasers pursuant to the first sentence of Section 9.1(a) of the Investment Agreement (each such right, a “Demand Right”), Assignor will retain its two (2) Demand Rights and the Assignees will have no Demand Rights; provided, further, that nothing herein shall release Assignor from any liability for breach of any provision of the Investment Agreement.

SECTION 3.2                          Company Consent.  Pursuant to Section 11.6 of the Investment Agreement, the Company hereby consents to Assignor’s assignment and each Assignee’s assumption of Assignor’s rights, obligations and benefits under the Investment Agreement with respect to the Assignee Purchased Shares pursuant to this Assignment.  Without limiting the foregoing, the Company hereby acknowledges and agrees that the representations, warranties, covenants and other obligations of the Company for the benefit of the Purchasers under the Investment Agreement are also for the benefit of the Assignees (as it relates to the Assignee Purchased Shares allocated to each Assignee), and the Assignees are entitled to enforce their rights under the Investment Agreement with respect thereto as if they were named as a Purchaser in the Investment Agreement.

SECTION 3.3                          Non-Reliance.  Each Assignee acknowledges and agrees that: (i) the Company, Assignor and their respective Affiliates and their respective directors, officers, employees, partners, members, shareholders and agents (collectively, the “Company/Assignor Affiliates”) may be, and such Assignee is proceeding on the assumption that the Company/Assignor Affiliates are, in possession of material, non-public information concerning the Company and its Affiliates (the “Information”), which is not or may not be known to such Assignee; (ii) no Company/Assignor Affiliate has made, and such Purchaser disclaims the existence of or its reliance on, any representation by a Company/Assignor Affiliate concerning the Company, the Assignor or the transactions contemplated hereby and by the Investment Agreement (except for the representations and warranties set forth in this Assignment and the Investment Agreement); (iii) such Assignee is not relying on any disclosure or non-disclosure of the Information made or not made, or the completeness thereof, in connection with or arising out of the transactions contemplated hereby or by the Investment Agreement, and therefore has no claims against any Company/Assignor Affiliate with respect thereto; (iv) if any such claim may exist, such Assignee, recognizing its disclaimer of reliance and each of Assignor’s and the Company’s reliance on such disclaimer as a condition to entering into this Assignment and the transactions contemplated hereby and by the Investment Agreement, covenants and agrees not to assert it against any Company/Assignor Affiliate; and (v) each of Assignor and the Company shall have no Liability, and such Assignee waives and releases any such claim that it might have against any Company/Assignor Affiliate, whether under applicable securities Law or otherwise, based on a Company/Assignor Affiliate’s knowledge, possession or non-disclosure to such Assignee of the Information.

SECTION 3.4                          Reasonable Best Efforts.  Each party hereto shall cooperate with the other parties and use its respective commercially reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing under the Investment Agreement to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the transactions and perform the covenants contemplated by this Assignment and the Investment Agreement.

ARTICLE IV

TERMINATION

SECTION 4.1                          Termination of Assignment.  This Assignment may be terminated prior to the Closing as follows:

(a)          by mutual written consent of the Company, Assignor and each Assignee;

(b)         by the Company if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of either Assignee set forth in this Assignment and the Investment Agreement shall have occurred that would cause any of the conditions to Closing set forth in Article V of the Investment Agreement not to be satisfied

(or capable of being satisfied) at the Closing;

(c)          by either Assignee, Assignor or the Company if there shall be in effect a final non-appealable order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence); or

(d)         by the Company, Assignor or either Assignee following the termination of the Investment Agreement by all parties thereto (it being understood that, for the avoidance of doubt, the Purchasers’ rights of termination under Article VII of the Investment Agreement shall be for the benefit of each Assignee in respect of the Assignee Purchased Shares and the rights, benefits and obligations in respect thereof that are allocated to such Assignee) and any termination pursuant to this Section 4.1(d) by the Company or Assignor shall be binding on all Assignees.

SECTION 4.2                          Effect of Termination.  In the event of termination of this Assignment as provided in Section 4.1, written notice thereof shall be given to the other parties, the rights and obligations of the parties as to which such termination is effective under this Assignment (to the extent any such rights and obligations remain unsatisfied as of such date) shall become null and void, and the purchase of the portion of the Assignee Purchased Shares by each Assignee hereunder shall be abandoned, without further action by Assignees, Assignor or the Company.  In the event that this Assignment is terminated as provided herein, then each of the parties as to which such termination is effective shall be relieved of their duties and obligations with respect to the purchase of the Assignee Purchased Shares by the applicable Assignee arising under this Assignment after the date of such termination and such termination shall be without Liability to Assignees, Assignor or the Company; provided, however, that nothing in this Section 4.2 shall relieve each Assignee, Assignor or the Company of any Liability for a breach of this Assignment.

ARTICLE V

MISCELLANEOUS

SECTION 5.1                          Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Assignment and with respect to Assignees as Purchasers under the Investment Agreement, shall be in writing and shall be deemed to have been duly given (A) when delivered in person, (B) upon transmission when sent by facsimile transmission with written confirmation of receipt, (C) upon transmission by electronic mail (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail), (D) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (E) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to the Company:

Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick McGrath
Renee L. Wilm
Facsimile:	(212) 259-2500
E-mail:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com

If to Assignor, to:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick McGrath
Renee L. Wilm
Facsimile:	(212) 259-2500
E-mail:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com

If to either Assignee, to:

Soroban Capital Partners LP
444 Madison Avenue, 21st Floor
New York, NY 10022
Attention:	Gaurav Kapadia
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Soroban Capital Partners LP
444 Madison Avenue, 21st Floor
New York, NY 10022
Attention:	Steven Niditch
Facsimile:
E-mail:

SECTION 5.2                          Governing Law.  This Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

SECTION 5.3                          Jurisdiction and Venue.  The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Assignment and of the documents referred to in this Assignment, and in respect of the transactions contemplated hereby and by the Investment Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Assignment or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE INVESTMENT AGREEMENT.

SECTION 5.4                          Entire Agreement.  This Assignment and the Investment Agreement constitute the entire agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, in each case, with respect to the subject matter hereof.

SECTION 5.5                     Assignment.  This Assignment shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.  Each Assignee shall not assign this Assignment, or any rights or obligations hereunder, without the prior written consent of the Company (provided that (x) either Assignee may assign this Agreement and the rights and obligations hereunder to the extent it would be permitted to assign its rights and obligations as a Purchaser under Section 11.6 of the Investment Agreement and (y) nothing in this Section 5.5 or Section 11.6 of the Investment Agreement shall limit or prevent any Assignee Allocation contemplated hereunder).  No assignment permitted pursuant to this Section 5.5 shall relieve any Assignee of its obligations hereunder except to the extent such obligations are actually fulfilled by such Affiliate assignee.

SECTION 5.6                     Counterparts and Signature.  This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Assignment may be executed and delivered by facsimile or electronic mail transmission.

SECTION 5.7                     Amendments and Waivers.

(a)         No failure or delay on the part of the Company, Assignor or any Assignee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)         The provisions of this Assignment may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the party against whom it shall be enforced.

SECTION 5.8                     Interpretation.  When reference is made in this Assignment to a Section, such reference shall be to a Section of this Assignment, unless otherwise indicated.  The headings contained in this Assignment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Assignment.  The language used in this Assignment shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Assignment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include”, “includes” or “including” are used in this Assignment, they shall be deemed to be followed by the words “without limitation.”

SECTION 5.9                     No Third-Party Beneficiaries.  This Assignment is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

SECTION 5.10              Fees and Expenses.  All fees and expenses incurred in connection with the preparation and negotiation of this Assignment and the consummation of the transactions contemplated by this Assignment and the Investment Agreement shall be paid by the party or parties, as applicable, incurring such expenses.

SECTION 5.11              Severability.  If any term, provision, covenant or restriction of this Assignment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Assignment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be completed as originally contemplated to the fullest extent possible.

SECTION 5.12              Equitable Remedies.  Neither rescission, set-off nor reformation of this Assignment shall be available as a remedy to any of the parties hereto.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Assignment were not to be performed in accordance with the terms hereof and that the parties shall be entitled, and each party hereby consents, to an injunction or injunctions to prevent breaches of this Assignment and to enforce specifically the terms hereof, without bonds or other security being required, in addition to any other remedies at Law or in equity.  In the event that a party institutes any suit or action under this Assignment, including for specific performance or injunctive relief pursuant to this Section 5.12, the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable attorneys’ fees and expenses.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed as of the date first written above.

LIBERTY BROADBAND CORPORATION

By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Vice President

[LIC/LBC/Soroban Amended and Restated Assignment Signature Page]

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Vice President

[LIC/LBC/Soroban Amended and Restated Assignment Signature Page]

SOROBAN MASTER FUND LP

By:	Soroban Capital Partners LP, its Investment Manager

By:	/s/ Steven Niditch
Name: Steven Niditch
Title: General Counsel & CCO

SOROBAN OPPORTUNITIES MASTER FUND LP

By:	Soroban Capital Partners LP, its Investment Manager

By:	/s/ Steven Niditch
Name: Steven Niditch
Title: General Counsel & CCO

[LIC/LBC/Soroban Amended and Restated Assignment Signature Page]